Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick T. Enright, Jr. as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign one or more registration statements on Form S-8 with respect to shares of common stock of Espey Mfg. & Electronics Corp. to be issued pursuant to the 2017 Stock Option and Restricted Stock Plan under the terms set forth in the registration statement(s) and any and all amendments (including post-effective amendments and amendments pursuant to Rule 462 under the Securities Act) to such registration statement(s), and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE

/s/ Howard Pinsley	Chairman of the Board	December 1, 2017
Howard Pinsley

/s/ Barry Pinsley	Director	December 1, 2017
Barry Pinsley

/s/ Michael W. Wool	Director	December 1, 2017
Michael W. Wool

/s/ Alvin O. Sabo	Director	December 1, 2017
Alvin O. Sabo

/s/ Carl Helmetag	Director	December 1, 2017
Carl Helmetag

/s/ Paul J. Corr	Director	December 1, 2017
Paul J. Corr

STATE OF NEW YORK	)
) ss.:
COUNTY OF SARATOGA	)

On the 1st day of December, 2017, before me personally came Howard Pinsley, to me known, and known to me to be the individual described in and who executed the foregoing instrument, and he acknowledged to me that he executed the same.

/s/ Peggy A. Murphy
Peggy A. Murphy
Notary Public, State of New York

STATE OF NEW YORK	)
) ss.:
COUNTY OF SARATOGA	)

On the 1st day of December, 2017, before me personally came Barry Pinsley, to me known, and known to me to be the individual described in and who executed the foregoing instrument, and he acknowledged to me that he executed the same.

/s/ Peggy A. Murphy
Peggy A. Murphy
Notary Public, State of New York

STATE OF NEW YORK	)
) ss.:
COUNTY OF SARATOGA	)

On the 1st day of December, 2017, before me personally came Michael W. Wool, to me known, and known to me to be the individual described in and who executed the foregoing instrument, and he acknowledged to me that he executed the same.

/s/ Peggy A. Murphy
Peggy A. Murphy
Notary Public, State of New York

STATE OF NEW YORK	)
) ss.:
COUNTY OF SARATOGA	)

On the 1st day of December, 2017, before me personally came Alvin O. Sabo, to me known, and known to me to be the individual described in and who executed the foregoing instrument, and he acknowledged to me that he executed the same.

/s/ Peggy A. Murphy
Peggy A. Murphy
Notary Public, State of New York

STATE OF NEW YORK	)
) ss.:
COUNTY OF SARATOGA	)

On the 1st day of December, 2017, before me personally came Carl Helmetag, to me known, and known to me to be the individual described in and who executed the foregoing instrument, and he acknowledged to me that he executed the same.

/s/ Peggy A. Murphy
Peggy A. Murphy
Notary Public, State of New York

STATE OF NEW YORK	)
) ss.:
COUNTY OF SARATOGA	)

On the 1st day of December, 2017, before me personally came Paul J. Corr, to me known, and known to me to be the individual described in and who executed the foregoing instrument, and he acknowledged to me that he executed the same.

/s/ Peggy A. Murphy
Peggy A. Murphy
Notary Public, State of New York